EXHIBIT 16.1

Registered Public Company Accountant’s Consent Letter

Securities and Exchange Commission

Re: Apex Resources Inc.

Dear Sir / Madam,

We have read the statements made by Apex Resources Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Apex Resources Inc. dated February 4 , 2019. We agree with the statements concerning our Firm in such Form 8-K.

For Kirtane & Pandit LLP

Chartered Accountants

FRN: 105215W/W100057

PCAOB FIRM ID NO 5686

Milind Bhave

Partner

Membership No. 047973

Place: Mumbai, India

Date: February 4, 2019